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                                                               Exhibit 99(14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 27, 2009, relating to the financial statements and financial highlights of Seligman High Income Fund Series appearing in the Annual Report on Form N-CSR of Seligman High Income Fund Series for the year ended December 31, 2008.

DELOITTE & TOUCHE LLP

New York, New York

April 13, 2009